EXHIBIT 10.14
DEBT EXCHANGE AGREEMENT

This Debt Exchange Agreement (the “Agreement”) is made and entered into as of this 25th day of February, 2013, between Gold American Mining Corp., a Nevada corporation (“SILA”), and Brett Bertolami, a citizen and resident of Davidson, North Carolina (“Bertolami”), and also the President of SILA.

WHEREAS, SILA is indebted to Bertolami pursuant to a promissory note, dated September 25, 2012, in the principal amount of $25,000 (the “Note”), a copy of which is attached as Exhibit A hereto.

WHEREAS, Bertolami desires to exchange the Note in its entirety for 1,000,000 shares of newly issued restricted shares of common stock, $.00001 par value, of SILA, which amounts to a an exchange ratio of $.025 per share.

WHEREAS, SILA desires for good and valuable consideration to exchange and have Bertolami cancel the Note and issue 1,000,000 shares to Bertolami, which exchange rate is in excess of the $.00001 par value per share of common stock, and SILA believes that such exchange is in the best interests of the corporation.

WHEREAS, SILA intends to issue the new shares to Bertolami simultaneously with the closing under an Asset Purchase Agreement among, SILA, Inception Resources LLC, Inception Development, Inc. and Bertolami, dated the date hereof (the “Asset Purchase Agreement”).

WHEREAS, for a period commencing on the date hereof through the earlier of the one year anniversary or the effective date of the Form S-1 Registration Statement (the “Floor Deadline”), SILA has agreed not to issue any of its common stock at a price below $0.35 per share (the “Floor”) in connection with any financing without first obtaining Bertolami’s consent.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein, as well as other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, it is hereby agreed as follows:

1.
Bertolami hereby cancels and exchanges the $25,000 principal amount of the Note with SILA for 1,000,000 shares of common stock of SILA to be issued by SILA, all effective on the closing of the Asset Purchase Agreement and Bertolami hereby confirms that 617,453 shares of common stock shall be subject to that certain Lock-Up Agreement between SILA and Bertolami.

2.
The exchange transaction contemplated herein is exempt from the registration provisions of the Securities Act of 1933, as amended, by Rule 506 and Section 4(6) under the Securities Act of 1933, as amended.

3.	SILA will not issue its common stock below the Floor in connection with a financing prior to the Floor Deadline without obtaining Berolami’s consent.

4.
Bertolami represents that he is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and that Bertolami is able to bear the economic risk associated with holding the shares to be issued hereunder.   Bertolami recognizes that (a) SILA remains a development stage business with limited operating history and requires substantial funds to continue as a business concern; (b) Bertolami may not be able to liquidate the shares issued hereunder; and (c) Bertolami could sustain the complete loss of any value in the shares issued hereunder.

5.
Entire Agreement.  This Debt Exchange Agreement embodies the entire agreement between SILA and Bertolami and supersedes any prior agreements, whether written or oral with respect to the subject matter hereof.

6.
Successors.  This Debt Exchange Agreement shall be binding upon and shall inure to the benefit of each of the parties to this Debt Exchange Agreement and each of their respective successors and assigns.

7.
Counterparts.  This Debt Exchange Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon and all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Debt Exchange Agreement to be duly executed and delivered as of the date first written above.

GOLD AMERICAN MINING CORP.

By:	/s/ Brett Bertolami
Brett Bertolami
President

BRETT BERTOLAMI

By:	/s/ Brett Bertolami
(In His Individual Capacity)

EXHIBIT A